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                                                                       EXHIBIT B
                      STARRETT CORPORATION AND SUBSIDIARIES
                EXHIBIT SETTING FORTH THE COMPUTATION OF PRIMARY
                         EARNINGS PER SHARE INFORMATION
                     (In Thousands Except Per Share Amounts)

                                                     THREE MONTHS ENDED
                                                        SEPTEMBER 30,
                                                    ---------------------
                                                      1996         1995
                                                    --------      -------


Weighted average number of shares outstanding
 during the period ..........................          6,261        6,261
                                                    ========       ======





Net Income ..................................       $  1,512       $1,796
                                                    ========       ======





Primary earnings per share:

     Net Income .............................       $    .25       $  .28
                                                    ========       ======


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